Exhibit 107
Calculation of Filing Fee Tables
Form S-8
(Form Type)
ARDELYX, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.0001 par value per share	Other	9,000,000	$4.10	$36,900,000	0.0001381	$5,095.89
Total Offering Amounts:						$36,900,000		$5,095.89
Total Fee Offsets:								$0.00
Net Fee Due:								$5,095.89

Offering Notes

1	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Amended and Restated 2014 Equity Incentive Award Plan, as amended (the “Restated Plan”), by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock. (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price for shares reserved for future issuance under the Restated Plan are based on the average of the high and the low price of Registrant’s Common Stock as reported on The Nasdaq Global Market on August 7, 2026. (3) Represents the additional shares of the Registrant’s common stock available for issuance under the Restated Plan resulting from an increase approved by the Registrant’s stockholders on June 16, 2026. (4) The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources										☑ Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A